UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20292 (Commission File Number)	13-3667696 (IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (650) 367-2011

Item 5.	Other Events.

“In a press release dated October 2, 2003, Ampex Corporation announced that it had notified holders of its outstanding 8% Noncumulative Redeemable Preferred Stock that it intends to redeem all such outstanding shares by issuing shares of its Class A Common Stock in payment of the redemption price. The redemption is expected to close on October 30, 2003. A copy of the Company’s press release is attached as an exhibit hereto, and the text of the press release is incorporated herein by reference.”

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is filed herewith:

99.1	Press Release dated October 2, 2003.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ JOEL D. TALCOTT

Joel D. Talcott Vice President and Secretary

Date: October 2, 2003

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EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated October 2, 2003.

*	Filed herewith.